UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016

PNK ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37666	47-4668380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 13, 2016, Pinnacle Entertainment, Inc. (“Pinnacle” or the “Company”) issued a press release announcing that its wholly owned subsidiary, PNK Entertainment, Inc. (“PNK Entertainment”), has priced its proposed $300 million term loan B facility. The term loans will be issued at a price equal to 99.75% of their face value and bear interest at a rate equal to LIBOR plus 3.00% (with LIBOR not less than 0.75%). The term loan B facility is proposed to be entered into in connection with the previously announced proposed merger of the Company with a subsidiary of Gaming & Leisure Properties, Inc. and the related spin-off of PNK Entertainment to stockholders of the Company.

The closing of the proposed new term loan B facility is expected to occur on April 28, 2016 and is subject to customary closing conditions. Proceeds of the term loan B facility, along with other debt proceeds raised by PNK Entertainment, will be used to finance payments required in connection with the merger, including those related to repayment of existing debt of the Company and payment of transaction costs.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release dated April 13, 2016, issued by Pinnacle Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PNK ENTERTAINMENT, INC.
(Registrant)

Date: April 13, 2016	By:	/s/ John A. Godfrey
John A. Godfrey
Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press release dated April 13, 2016, issued by Pinnacle Entertainment, Inc.

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